UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 21, 2005

Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, California 92618 (Address of principal executive offices)(Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2004 Messrs. Chrisman and Liberati, both former directors of Hawthorne Financial Corporation, which was acquired by Commercial Capital Bancorp. Inc. (the “Company”) on June 4, 2004, resigned from their positions on both the Company’s board and the board of directors of Commercial Capital Bank, the Company’s banking subsidiary, in order to pursue, along with other individuals, the acquisition and funding of another financial institution which will operate in Southern California. Messrs. Chrisman and Liberati have indicated their intention to serve on that entity’s board of directors. In order to fill the vacancies created by the departures of Messrs. Chrisman and Liberati, the Company’s board of directors appointed Mark E. Schaffer and R. Rand Sperry, whose appointments were effective as of March 24, 2005.

Messrs. Schaffer and Sperry will stand for election at the Company’s 2005 Annual Shareholder Meeting to be held on April 26, 2005. There are no arrangements or understandings between either Mr. Schaffer or Mr. Sperry and any other person pursuant to which Mr. Schaffer or Mr. Sperry were selected to serve on the Company’s Board of Directors.

Currently, neither Mr. Schaffer nor Mr. Sperry have been named to any committee of the board of directors.

Mr. Schaffer is a former director of the Company and has been a director of the Company’s subsidiary bank, Commercial Capital Bank, since 2003.

Mr. Sperry is the co-founder and has a substantial equity interest in Sperry Van Ness International, Inc. (“SVN”). In March 2004 the Company and SVN entered into a Strategic Alliance and Marketing Agreement (the “Agreement”) pursuant to which Sperry Van Ness promotes and refers Commercial Capital Bank as its strategic provider of financing, banking, and deposit products and services to the income property real estate investors who utilize SVN’s commercial real estate brokerage and property management services. The Company provides SVN, its brokers and clients with an institutionalized source of prompt funding decisions for borrowers and properties referred for financing. In 2004 SVN received less than $60,000 from the Company in referral fees associated with loan closings.

A copy of the press release announcing the resignation of Messrs. Chrisman and Liberati and the appointment of Messrs. Schaffer and Sperry to the Company’s board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report.

Exhibit 99.1    Press Release dated March 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ STEPHEN H. GORDON
Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: March 25, 2005